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                                                                                                                   Exhibit 99.1

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                                                                  PRESENTATION
CORPORATE PARTICIPANTS

MICHEL SALBAING
Cenveo, Inc. - SVP Finance, CFO                                   ------------------------------------------------------------
                                                                  OPERATOR
PAUL REILLY
Cenveo, Inc. - Chairman, President & CEO                          Good day, ladies and gentlemen, and welcome to the Cenveo
                                                                  earnings release conference call. At this time all
                                                                  participants are in a listen-only mode. Later we will
CONFERENCE CALL PARTICIPANTS                                      conduct a question-and-answer session and instructions will follow at that time. If anyone should require assistance
CRAIG HOAGLAND                                                    during the conference, please press seven, zero on your
Anderson Hoagland - Analyst                                       touchtone telephone. As a reminder, this conference is being recorded. I would now like to introduce your host for
JEFF KOBYLARZ                                                     today's conference, Mr. Paul Reilly, Chairman, CEO and
Solomon Asset Management - Analyst                                President of Cenveo. Mr. Reilly you can begin your
                                                                  conference.
TODD MORGAN
CIBC - Analyst                                                    ------------------------------------------------------------
                                                                  PAUL REILLY  - CENVEO, INC. - CHAIRMAN, PRESIDENT & CEO
LEE BRADY
Wachovia Securities - Analyst                                     Thank you Adrienne. Good morning, ladies and gentlemen, and thank you for joining us today. During today's conference
NICHOLAUS (INDISCERNIBLE)                                         call we will cover the following salient points.

DAVID FRYE                                                        1. Q3 was in line with the low end of previously provided
Stanfield Capital - Analyst                                       management guidance and is in line with the Thompson first call estimate. This is the ninth quarter in a row where the
AL (INDISCERNIBLE)                                                EBITDA generated by our operations has shown year-over-year
Seneca Capital                                                    improvement.

MARK COOPER                                                       2. We continue to make progress in our two key measurements.
Wells Capital - Analyst                                           We've increased return on capital employed on a
                                                                  year-over-year basis, and we increased market share in
                                                                  particular in our commercial print product lines.

                                                                  3. The context in which we suggest you review our results
                                                                  and what this means for the future and finally, our guidance for the full year results.

                                                                  Our markets are getting stronger. This is good. Our
                                                                  challenge is to accelerate the realization of the operating leverage that we have built into our operations as we have rationalized them over the past two to three years.

                                                                  I will now pass the call over to Michel for the required
                                                                  Safe Harbor comments and his review of the financial reports attached to the press release. Michel.

                                                                  ------------------------------------------------------------
                                                                  MICHEL SALBAING  - CENVEO, INC. - SVP FINANCE, CFO

                                                                  Thank you, Paul. And again, good day ladies and gentlemen.
                                                                  During the course of this conference today we will be making certain forward-looking statements that are subject to
                                                                  various uncertainties and risks that could affect their
                                                                  outcome. These uncertainties and risks are set out in more detail in the invitation



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you received with this call as well as in our filings with        guidance as we expect to generate less than the $35 million
the SEC. We invite you to refer to them in conjunction with       of free cash flow from operations that we anticipated for
this call.                                                        the full 2004.

All forward-looking statements we make today are intended to      It is a reflection of the impact of acquisitions and our
come within the SEC's Safe Harbor with respect to such            need to invest in working capital to support our expanded
statements. As shown in the financial highlights attached to      level of business in the office product channel in
the press release, as well as in the supplementary                particular. Our interest costs were flat in comparison to
information to that press release, Cenveo's sales in the          last year despite our lower average borrowing rates as our
third quarter of 2004 were $428.1 million, including $4.7         variable debt balances outstanding during the quarter were
million of acquired sales and EBITDA was $33.9 million. The       higher than last year, commensurate with our higher
acquisitions of Valco Graphics in Seattle and Waller Press        inventory and receivable balances. With our present debt
in San Francisco contributed minimally to the consolidated        structure where 87% of our debt is at fixed rates, our
EBITDA in the quarter. As anticipated, we will not realize        interest expenses are not vulnerable to interest rate hikes
significant benefits in 2004 as we are charging the cost of       nor do we have any significant maturities before 2012 since
integrating these acquisitions to current earnings. Sales in      we expect that there will be no amount outstanding on our
the third quarter were the highest they have been in the          revolver when that facility matures in 2008.
third quarter since 2001.
                                                                  Now an update by segment. First, the commercial segment.
Also this is the first time since 2001 that we experienced a      Sales in the first quarter increased in this segment
second quarter in a row of year-over-year sales increase.         year-over-year 4% or $12.3 million, including $4.7 million
EBITDA was up 1.2% year-over-year, and EBITDA as a                of acquired sales. Here are some milestones that were
percentage of sales was 7.9%, slightly lower than the 8.1%        achieved this quarter. Sales performance for commercial in
achieved last year. These quarterly results were a little         Q3 was the best since 2001. Quarter-over-quarter sales
softer than the expectations that we had shared with you at       growth for commercial was the best since 2000. Overall
the end of the last quarter. This was caused by an                pricing which has been soft throughout 2004 seemed to
unfavorable mix in our resale segment, in shipments to our        stabilize if not increase in Q3. Our national print
expanded office products channel and our inability to             business, that is our business where we supply high impact
immediately pass on paper price increases in this channel as      printing to national and regional customers, that business
they become effective. This reduced profitability by              which had been strong all year remains strong in Q3. On a
approximately $2 million.                                         year-to-date basis this business is up 8% from a year ago.

SG&A expenses continued at an increased level this quarter        Sales to our local print customers that were disappointing
as compared to last year because of the investment we             in the first half of 2004 were up over $2 million in Q3.
continue to make in sales and marketing as our market             EBITDA increased $1.3 million to $27.2 million or 8.3% of
strengthens. During the quarter we incurred minimal               sales from 6.3% of sales last quarter and 8.2% of sales last
restructuring charges, which were offset by a gain on the         year. While the market remains extremely competitive, our
sale of a building vacated by an operation shut down in           value added margins improved in Q3 over 2003. This is an
2004. Net income for the quarter was $2.5 million or $0.5         indication that we are effectively managing the increased
cents per share compared to a net income of $2.2 million          costs of paper in the commercial segment. Gross profit
last year or $0.4 cents a share. During the quarter cash          margins improved in Q3, and are up 90 basis points so far in
flow from operations was approximately $19 million, some $10      2004.
million better than last quarter compared to $13 million
provided in the third quarter last year.                          As we have reported in the past, our selling expenses have increased in 2004 due to our investment in strategic sales
We have had $38 million of increases in accounts receivable       teams. Our sales performance in Q3 is ample evidence that
and inventory during the quarter. Of this increase, $7            the investment is starting to pay off. We are controlling
million came from acquisitions, and $10 million was needed        our manufacturing costs and concentrating less on selling
to support increased sales, especially in our resale              unused capacity while attempting to increase profitability
segment. The rest of this increase came from normal seasonal      by raising prices. In particular, we have reduced our U.S.
variations, which we expect to recover in the fourth              envelope capacity by some 5%; reduced shift staffing and
quarter. Total debt at September 30th was $770 million, down      there is today an environment favorable to higher envelope
$3 million from the level reported at the end of the              prices.
previous quarter.
                                                                  Let me turn now to the retail segment. During the third
During the quarter we invested almost $10 million to acquire      quarter of 2004 sales in the resale segment were up to
Valco Graphics in Seattle and Waller Press in San Francisco.      $100.7 million from $97.2 million in the same quarter last
We expect to have our total debt down to a range of $750 to       year. This was due to continued strong organic growth in
$760 million by year end. Taking into account the cost of         sales of our business label products and market share gains
recent acquisitions this will be some $10 million higher          in the office products channel. Growth in sales of business
than the previous                                                 labels during the quarter were 10.3%


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or $2.5 million better than last year. Sales of office            one of two industry firms that pursued that strategy that
products increased $3.7 million or 9%. Sales of our               still remain independent today. Today we are delivering
traditional business forms, especially continuous forms           results in the range we told you two years ago. We have
declined $2.7 million. As a result, Q3 was the second             spent the last three years battling an industry depression
quarter where the sales of our resale segment grew                while at the same time shrinking the company and integrating
quarter-over-quarter.                                             the remaining parts.

We expect 2004 will be the first year of organic sales            We know that the only strategic rollups that have succeeded
growth for this segment since before 2001. Overall in the         in the long run have brought the benefits of integration to
retail segment EBITDA was down to $11.8 million from $12.3        their customers. During this period we have delivered on
million last year. This was due to the unfavorable mix of         what we said we would do -- increase return on capital
products shipped to our new customers in the office products      employed and increase market share on a same-store basis.
channel and costs incurred to ramp up to serve these              Today our return on capital rivals those who trade at
customers. Results were also negatively impacted by our           significantly higher multiples, and we believe our market
inability to pass on all paper price increases as they            share on a same store basis has increased more than any of
occurred. The contractual relationships in this channel           our comps. Other accomplishments during this period include
impose a delay in changing prices. We expect that all paper       reduced debt by almost $500 million. Delayed any significant
price increases incurred to date will have been fully passed      debt principal payments until 2012. Launched a one-stop
on by January 1, 2005.                                            shopping value proposition resulting in $120 million of
                                                                  incremental sales over the last two years. Reduced operating
Overall our EBITDA margin in resale remains a strong 11.7%.       expenses by $132 million, $60 million of fixed costs.
This market -- we are responding to a shift in this market
towards superstore and mass merchandisers. This is an             In spite of these accomplishments Cenveo stock has
important strategic move for us since we did not have a           floundered. Over the past year the stock has fallen 30%
significant position with any superstores prior to 2004.          while earnings have consistently improved. Current and
While this strategic move hurt profits in Q3, we believe it       potential institutional investors have told us that they
will benefit us in the future. Finally, for the corporate         believe multiples have decreased for all highly leveraged
expenses. Unallocated corporate expenses were up slightly         firms. These concerns are driven by the impact of rising
from the same period last year. This increase was mostly due      interest rates on these leveraged firms. However, rising
to the cost of compliance with the requirements of                interest rates do not impact our interest costs since 87% is
Sarbanes-Oxley Act. The increase in our audit fees and our        fixed rate. We understand the magnitude of our debt remains
cost of compliance will be ongoing. In summary, we had good       a concern, but it is also an opportunity.
topline growth in the quarter and our EBITDA increased in
the third quarter of 2004 despite continued investment in         Let me explain. Our EBITDA, less capital--CapEx approximates
sales and marketing in our commercial segment and the             $110 million. This covers adequately our interest payments
investment made in resale segment to gain market share in         which approximates $70 million. We have no significant
the office products retail channel.                               principal repayment until 2012. Our general economy
                                                                  continues to improve, and we see no signs of a downturn that
We have effectively managed the increases in paper prices in      could again drive down demand for our products. Our industry
the commercial segment, and we expect we will have passed on      is experiencing real volume increases, and in 2003 and early
all cost increases by Q1 in the resale segments. We are           2004 price deflation is showing signs of abating. Clearly,
controlling our manufacturing costs and improved volume and       leverage that so savagely destroyed shareholder value during
therefore capacity utilization should help pricing over the       our industry recession provides the opportunity for
next two to three quarters.                                       significant shareholder value creation as our profits grow.
                                                                  So the question is how much will our profits grow.
I will now turn the call back to Paul Reilly.
                                                                  First, let's look at the last several years. In 2002 our
------------------------------------------------------------      earnings bottomed out at $121 million of EBITDA. Results for
PAUL REILLY  - CENVEO, INC. - CHAIRMAN, PRESIDENT & CEO           2004, even at the bottom of our guidance $135 million of
                                                                  EBITDA represents approximately a 6% compounded annual
Thank you, Michel. In Q3 we have continued our progress in        growth rate since 2002. Remember, based on a constant
all of our key focus areas, achieving market share gains,         enterprise value multiple because of our leverage each 6%
increasing ROCE return on capital employed, achieving             increase in EBITDA should increase our stock price
efficiency gains, achieving EBITDA growth. This was the           approximately $1.00 dollar per share or 30%. This stock
ninth quarter in a row that we have done that. I will             price increase excludes the impact of debt pay down. This 6%
address in my remaining remarks the context in which we           annual increase in EBITDA was performed in a market that
suggest you review our results and what this means for the        didn't grow in real terms and in a market that saw
future. Today we are three years into a five to six-year          significant pricing pressures. All industry experts predict
process to reconstruct the company that was built upon a          a better 2005.
premise that big was good. This was popular and well
received by Wall Street in the late '90s. Many sought this
strategy. We are only


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Also in 2004 we spent $10 million in increased selling            capital employed. We expect that Q4 will continue to show
expense. Overall sales growth did not respond                     year-over-year improvements. Four, we expect to see debt
proportionally. Most of these incremental expenses were           paydown in Q4 of some $15 million. And five, our main focus
invested in business development executives selling or            will be to accelerate our profit growth over the coming
supporting our one-stop shopping value proposition. Our           quarters. This concludes my remarks. Now I will pass the
one-stop shopping value proposition resulted in over $60          phone call over to Adrienne who will instruct you on how you
million of new sales in 2004 over 2003. This means our            can ask questions. Adrienne.
traditional business shrunk while expenses did not. We are
going to fix this one way or another. Better sales or less
expenses.

Now to the immediate future. Our market is stabilizing and now our management can concentrate on making their companies stronger. A month ago in anticipation of finalizing our 2005 budget, our managers embarked on an extensive and rigorous process of benchmarking their results with their comparable locations whose results are significantly greater. I am very pleased with their progress and attitude. Many firms analyze benchmarking with the view to prove I am different. Our managers are analyzing benchmarking with a view to identify how I can be better.

Almost one-third of our locations are profit leaders whose results exceed our cost of capital. We are working to unlock significant shareholder value that is not on our balance sheet. In 2004 we invested $10 million in two acquisitions and as anticipated will return little in 2004. In 2005 we expect a 40 to 50% return as our 2004 integration plans are fully implemented. So let me summarize the answer to the question how will earnings grow.

We've been growing at 6% a year in a market more difficult than what is forecasted for 2005. We've invested $10 million in incremental sales expenses, and we have not seen an appropriate increase in sales. This will be fixed in 2005. We expect to unlock significant shareholder value and an extensive and rigorous process of benchmarking. At our February conference call we will report on the results of this process when we provide our 2005 guidance.

We expect significant returns from our 2004 acquisitions in 2005 and beyond, and leverage should drive every 1% increase in EBITDA to a 5% increase in shareholder value. Cash flow paying down debt can grow shareholder value even further. This is why we think Cenveo is an excellent investment. Now let's turn to our guidance.

Previously I told you that I expected the full year 2004
EBITDA would be in the range of $135 to $142 million. With the first three quarters behind us, and what we are seeing for the fourth quarter, I expect that the full year will come in at the bottom end of the range. Sales will continue to improve and grow whereas at this time the pressure on resale segment margins will continue to have a negative impact on our expectations.

As I said at the beginning, although this slightly below where we expected to be, we look upon 2004 positively and as being a sound foundation for continued growth in 2005. So let me conclude. Q3 was the ninth consecutive quarter with year-over-year EBITDA growth. In Q3 we continue to increase market share and return on


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QUESTION AND ANSWER
                                                                  ------------------------------------------------------------
------------------------------------------------------------      MICHEL SALBAING  - CENVEO, INC. - SVP FINANCE, CFO
OPERATOR
                                                                  Yes, and that is because remember we spent $20 million when
Ladies and Gentlemen if you have a question at this time,         we refinanced the $300 million bonds. And then we are
please press the 1 key on your touchtone telephone. If your       investing $10 to $12 million here. And we've invested $10
question has been answered or you wish to remove yourself         million in acquisitions. And that equates to what we had
from the queue, please press the # key.                           said we expected on an average basis; this company generates a free cash flow anywhere between $30 and $50 million a
The first question is from Craig Hoagland from Anderson           year.
Hoagland.
                                                                  ------------------------------------------------------------
------------------------------------------------------------      CRAIG HOAGLAND  - ANDERSON HOAGLAND - ANALYST
CRAIG HOAGLAND  - ANDERSON HOAGLAND - ANALYST
                                                                  Okay. Thanks.
Hey guys.
                                                                  ------------------------------------------------------------
------------------------------------------------------------      PAUL REILLY  - CENVEO, INC. - CHAIRMAN, PRESIDENT & CEO
PAUL REILLY  - CENVEO, INC. - CHAIRMAN, PRESIDENT & CEO
                                                                  Thank you Craig.
Hi Craig how we doing?
                                                                  ------------------------------------------------------------
------------------------------------------------------------      OPERATOR
CRAIG HOAGLAND  - ANDERSON HOAGLAND - ANALYST
                                                                  The next question is from Jeff Kobylarz from Salomon Asset
Good. My question was just on what do you expect the change       Management.
in working capital to be at the end of '04 versus the end of
'03?                                                              ------------------------------------------------------------
                                                                  JEFF KOBYLARZ  - SOLOMON ASSET MANAGEMENT - ANALYST
------------------------------------------------------------
PAUL REILLY  - CENVEO, INC. - CHAIRMAN, PRESIDENT & CEO           Hi everyone.

The question, Michel, is on a year-over-year basis 12/31          ------------------------------------------------------------
last year to 12/31 this year, what do you see as the change       PAUL REILLY  - CENVEO, INC. - CHAIRMAN, PRESIDENT & CEO
in.
                                                                  Hi Jeff.
------------------------------------------------------------
CRAIG HOAGLAND  - ANDERSON HOAGLAND - ANALYST                     ------------------------------------------------------------
                                                                  JEFF KOBYLARZ  - SOLOMON ASSET MANAGEMENT - ANALYST
Change in total working capital. I am trying to figure out
what free cash flow will be for '04. And we know roughly $10      Can you elaborate on the pricing trends that you are seeing
million of that went to acquisitions. How much of that is         out there in envelope and commercial prints?
going to go to working capital?
                                                                  ------------------------------------------------------------
------------------------------------------------------------      PAUL REILLY  - CENVEO, INC. - CHAIRMAN, PRESIDENT & CEO
PAUL REILLY  - CENVEO, INC. - CHAIRMAN, PRESIDENT & CEO
                                                                  As I said, we are seeing two dynamics going on. First is
If we start off the year at $35 million while we keep             what is happening to actual prices as the prices for raw
looking up the exact numbers -                                    materials increase. And I will first go through them, and
                                                                  then I will go through net pricing. On the commercial side
------------------------------------------------------------      of the business, the business where we are dealing directly
MICHEL SALBAING  - CENVEO, INC. - SVP FINANCE, CFO                with the end users, generally speaking we are passing off
                                                                  those material price increases. Essentially they get put
We think about $10 to $12 million in increase in working          into our estimating system and it gets reflected by us and
capital.                                                          our competitors the next day or the day after it becomes
                                                                  effective.
------------------------------------------------------------
CRAIG HOAGLAND  - ANDERSON HOAGLAND - ANALYST                     On the resale side, though, where we have contracts because our products could be in office products or books, or they
Okay. And the debt level is going to be roughly flat              could be in catalogs, there is a delay depending upon when
year-over-year?                                                   it is announced and what are the terms of the contract. But the delay can be anywhere from 60 days to 180 days. So there those price increases don't immediately get passed through.
                                                                  And as we said or as Michel and I said earlier, we expect
                                                                  that by January 1, all the currently announced price
                                                                  increases will by then be reflected in our price. So that is not bad news. Typical news for what is happening in price


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increases or material price increases getting passed on.          competitors like ourselves have been taking a lot of
Then we see two dynamics relative to just what is happening       capacity out of the marketplace. So that is really what is
to the general profitability.                                     driving that.

Excluding that, what is pricing. On the commercial side           On the print side of the business our view is that of the Q3
particularly the commercial print side, we still are seeing       over Q3 volumes have increased for the industry, about 3% in
pricing pressures maybe as much as 3 to 4%. And that has          real terms and our growth actually is two to three times
been where we have seen those levels over the last one to         better than that. We are experiencing very healthy market
two years. But the good news is we are starting to see in         share gains on the print side of the business.
the commercial side the envelope pricing starting to firm up
in that in our particular case our plans particularly our         ------------------------------------------------------------
high-speed machines are fairly full. To the extent they           JEFF KOBYLARZ  - SOLOMON ASSET MANAGEMENT - ANALYST
weren't, we have actually mothballed almost 5% of our
production. And on top of that, we have reduced the number        Okay great. And you said you expect you will be passing on
of shifts that we are staffing at a variety of plants to          all of the paper cost increases by January first, but what
further reduce our costs and then ultimately our capacity.        is your outlook for paper costs in general? What is the
So we are seeing signs on the envelope side of prices             trend that you expect over say the next six months?
increasing.
                                                                  ------------------------------------------------------------
So generally speaking I would summarize paper price               PAUL REILLY  - CENVEO, INC. - CHAIRMAN, PRESIDENT & CEO
increases are getting passed on as they usually do. Print
pricing are remaining to be very, very competitive; they          I probably should be on a paper company's conference call.
have been for the last one or two years. But the good sign        Certainly the tightness in paper pricing demand is being
is we are seeing some improvement in envelopes.                   entirely driven by exchange rates and the weakness of the
                                                                  dollar. The weakness of the dollar has significantly
------------------------------------------------------------      decreased imports, and demand has been relatively flat if
JEFF KOBYLARZ  - SOLOMON ASSET MANAGEMENT - ANALYST               you look at most paper grades. And that is how we have seen the utilization rates in the paper companies increasing. It
Good. Did you say the paper cost variance in this third           is with that dynamic that has allowed them to pass -- in the
quarter was $2 million?                                           uncoated free sheet we've seen two increases this year and recently we got one on the coated offset area. So I think a
------------------------------------------------------------      stable dollar from this point out will probably maybe things
PAUL REILLY  - CENVEO, INC. - CHAIRMAN, PRESIDENT & CEO           could stable, certainly a weakening of the dollar will not be good for paper prices.
That together with the mix difference -- and I'll explain
that mix difference a bit more -- we put together with our        ------------------------------------------------------------
resale customer a suggested or their normal purchasing            JEFF KOBYLARZ  - SOLOMON ASSET MANAGEMENT - ANALYST
patterns. And what we had seen is that they have ramped up
their speed of purchasing high-profit items versus                Alright, okay. And lastly the press release mentioned Bob
lower-profit items at an unfavorable rate to us. But we           Hart will become Assistant to the Chairman and he will focus
anticipate certainly by early next year that should get           on strategy. Can you be a little bit more specific about
better. So the combination of the mix as our new clients          what kind of strategies initiatives he will focus on?
have come on, together with the pricing pressures in Q3
amounted to $2 million.                                           ------------------------------------------------------------
                                                                  PAUL REILLY  - CENVEO, INC. - CHAIRMAN, PRESIDENT & CEO
------------------------------------------------------------
JEFF KOBYLARZ  - SOLOMON ASSET MANAGEMENT - ANALYST               We have within the Company a process of we call it
                                                                  mobilization. It is how do we give the people in our
Can you comment generally about the overall demand for            business the tools that they can succeed and they can own
envelopes and for commercial print? It sounds like the            both the solution and the problems, to particular problems.
demand is better for envelopes. Part of that is maybe             Over the last -- we have had two years into this process;
seasonality?                                                      day to day I took a main role in that and at this point we think it would be better if somebody like Bob who has the
------------------------------------------------------------      capabilities of doing that. So Bob will be heading up that
PAUL REILLY  - CENVEO, INC. - CHAIRMAN, PRESIDENT & CEO           task for about a year.

Yes, there is a seasonality, the period of September through      ------------------------------------------------------------
November is a very strong direct-mail season and that             JEFF KOBYLARZ  - SOLOMON ASSET MANAGEMENT - ANALYST
represents a much higher proportion of our envelope business
than does our print. Generally speaking we are seeing the         Alright. Thanks very much.
demand for envelopes in Q3 over Q3 is relatively flat. But
what has happened is that our


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------------------------------------------------------------      there. And there is a very, very strong return on investment
PAUL REILLY  - CENVEO, INC. - CHAIRMAN, PRESIDENT & CEO           when we do that.

Thank you Jeff. Are there any more questions?                     ------------------------------------------------------------
                                                                  TODD MORGAN  - CIBC - ANALYST
------------------------------------------------------------
OPERATOR                                                          So should we think of these as more sort of opportunistic
                                                                  events, you can do it because they are available? Or is this
The next question is from Todd Morgan from CIBC.                  kind of an alternate form of CapEx?

------------------------------------------------------------      ------------------------------------------------------------
TODD MORGAN  - CIBC - ANALYST                                     PAUL REILLY  - CENVEO, INC. - CHAIRMAN, PRESIDENT & CEO

Thank you good afternoon.                                         No, you know we were working on both of those acquisitions for both--for a year. They did present ourselves. They
                                                                  presented ourselves that they were in markets where we are
------------------------------------------------------------      open, well matter of fact, any B market we would be open to
PAUL REILLY  - CENVEO, INC. - CHAIRMAN, PRESIDENT & CEO           this sort of acquisition. At this moment, due to our capital structure, it is not a major focus of management. But if an
Hi Todd, how we doing?                                            opportunity like this presents ourselves, we will be open to
                                                                  it.
------------------------------------------------------------
TODD MORGAN  - CIBC - ANALYST                                     ------------------------------------------------------------
                                                                  TODD MORGAN  - CIBC - ANALYST
I was hoping you could talk a little bit about the
acquisitions because first of all I think the number in the       Okay. The one-stop shopping revenues, you mentioned the $60
press release is about $10 million. That is the expenditures      million in the last year and the $120 in the last two years.
for all announced acquisitions to date. Is that the right         Is that truly incremental revenues? In other words, is that
number?                                                           revenues in addition to what you've been receiving from some of your current customers that may have converted, or are
------------------------------------------------------------      those new customers new revenues?
PAUL REILLY  - CENVEO, INC. - CHAIRMAN, PRESIDENT & CEO
                                                                  ------------------------------------------------------------
Correct.                                                          PAUL REILLY  - CENVEO, INC. - CHAIRMAN, PRESIDENT & CEO

------------------------------------------------------------      They are a combination of both, but in both cases they are
TODD MORGAN  - CIBC - ANALYST                                     incremental revenues to the level we had in 2002. So roughly we added about $60 million of incremental revenues in 2003
Good, good. Can you talk a little bit about the strategic         and a run rate for 2004 that will add a like amount, about
thinking behind some of those? Are these geographic fill in       $60 million, in 2004. But they are all incremental. In some
things? Are you getting additional capabilities or how are        cases they were current customers. In some cases they were
you really looking at those?                                      not.

------------------------------------------------------------      ------------------------------------------------------------
PAUL REILLY  - CENVEO, INC. - CHAIRMAN, PRESIDENT & CEO           TODD MORGAN  - CIBC - ANALYST

We had discussed in prior conference calls our strategy to        Okay. And I wanted to dig a little bit further about the
increase local market share. We find that when we have a          comment you made about trying to rationalize some of the
good local market share that there is a high correlation          difference in some of your pre-existing revenues and the
with that and return on capital employed. Both of these           one-stop shopping revenues and the selling costs to go along
acquisitions were positioned to move us from a B market to        with those. At this point do you have a sense of if the
an A market. In a B market we have between 20% of market          challenge is more in the $10 million in incremental selling
share and 5%. And an A market is obviously when we have           costs or the incremental one-stop shopping revenues, or is
above 20.                                                         it the decrease in your previous revenue levels on your non one-stop shopping revenue levels and the sales costs going
The actual mechanics of these acquisitions and why we expect      with that?
-- I would read it 40% to 50% return that we're looking into
`05 are very good. It is because we are actually in both          ------------------------------------------------------------
cases moving our then operation, the operation we had in          PAUL REILLY  - CENVEO, INC. - CHAIRMAN, PRESIDENT & CEO
Cenveo before, into that one. So we are taking out a lot of
fixed costs and having a combined position in the market
larger. So in the case of Seattle we are moving our Seattle
operation into the newly acquired Seattle operation. And in
San Francisco we're doing the same


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Clearly the latter. I think if you look at and not all the        The next question is from Lee Brady from Wachovia
$10 million gross that is there, approximately $6 million of      Securities.
it was in the system solution or the one-stop shopping area,
to get a return of $60 million of incremental sales. That is      ------------------------------------------------------------
an investment that I would make any day of the week. On the       LEE BRADY  - WACHOVIA SECURITIES - ANALYST
non -- let's call it the traditional sales levels that is
where we need the work. And we are working and I think we         Hi guys. You talked about cash utilization on the envelope
saw some improvement in Q3 because our local, our                 side, I guess you mentioned you were cutting at 5% along
traditional sales were up in Q3. But ultimately we are going      with your competitors are getting more rational as well, I
to make some decisions in the next couple of months about         guess. Could you talk about the rest of the commercial print
what we do with the expense structure on the traditional          side? Are you seeing any rationalization? It doesn't sound
side of our business. That is where the work -- we got to         like you are as you talked, I think you mentioned that
increase the sales on the traditional side which is our           pricing was still being pressured 3% to 4 %.
preferred route, or we will need to reduce the expenses on
the traditional side.                                             ------------------------------------------------------------
                                                                  PAUL REILLY  - CENVEO, INC. - CHAIRMAN, PRESIDENT & CEO
------------------------------------------------------------
TODD MORGAN  - CIBC - ANALYST                                     No, we do not. A business that has a little bit less
                                                                  operating leverage in it, but on the other side its a
But I guess at the same time is it an issue with growing the      business that we're seeing real terms. We did estimate that
one-stop shopping revenues faster if you are investing more       the market in Q3 grew in real terms 3% and that is a good
in the sales effort, or is that the only right size right         healthy market. A few more quarters like that, it will help.
now? Are you growing at the right speed?                          But the only capacity that we see coming out of the print
                                                                  side tends to be lower quality, one color black and white
------------------------------------------------------------      offset color work. So there is no demonstrable or measurable
PAUL REILLY  - CENVEO, INC. - CHAIRMAN, PRESIDENT & CEO           decrease in capacity occurring on the print side of the
                                                                  business.
No, I think we are at the right level. I think ultimately
yes, we can do some more, but there is a significant amount       ------------------------------------------------------------
of integration when you add one of these large accounts and       LEE BRADY  - WACHOVIA SECURITIES - ANALYST
there is a learning curve you go up. So today we are at the
right level in terms of expense structure. I am hopeful that      Ok. And to expand a little on the M&A, could you elaborate
we will get more than $60 million from that expense               maybe on the pipeline that you are seeing? And you mentioned
structure in future years as we go up the learning curve.         any B markets you are in you are going to look to try to
But our issue today is more in the traditional side of the        position those more as A markets. How many B markets do you
business.                                                         have if you are looking at your map?

------------------------------------------------------------      ------------------------------------------------------------
TODD MORGAN  - CIBC - ANALYST                                     PAUL REILLY  - CENVEO, INC. - CHAIRMAN, PRESIDENT & CEO

And last question on the political front. Printers have           We have six more B markets, and there is nothing in that
talked about some of the revenues they may have gotten from       pipeline.
either direct-mail printings or other things like that. Do
you have any sense of what revenues may have flowed to you        ------------------------------------------------------------
from that source?                                                 LEE BRADY  - WACHOVIA SECURITIES - ANALYST

------------------------------------------------------------      Okay. And on the resale front, to make sure I was
PAUL REILLY  - CENVEO, INC. - CHAIRMAN, PRESIDENT & CEO           understanding this correctly, you noted a shift to
                                                                  superstores and mass merchandisers and that you were not
Either it is minimal or in the 1/2% range.                        positioned there in '04. Is that for the whole resale
                                                                  segment?
------------------------------------------------------------
TODD MORGAN  - CIBC - ANALYST                                     ------------------------------------------------------------
                                                                  PAUL REILLY  - CENVEO, INC. - CHAIRMAN, PRESIDENT & CEO
Good. Thanks.
                                                                  It is for the office products part of it.
------------------------------------------------------------
PAUL REILLY  - CENVEO, INC. - CHAIRMAN, PRESIDENT & CEO           ------------------------------------------------------------
                                                                  LEE BRADY  - WACHOVIA SECURITIES - ANALYST
Thank you Todd.
                                                                  Just the office products, okay. Could you --
------------------------------------------------------------
OPERATOR


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------------------------------------------------------------      ------------------------------------------------------------
PAUL REILLY  - CENVEO, INC. - CHAIRMAN, PRESIDENT & CEO           MICHEL SALBAING  - CENVEO, INC. - SVP FINANCE, CFO

An example would be that more and more corporations would be      Next question.
going to Staples office products or actually going small
businesses going into the Staples store and buying it versus      ------------------------------------------------------------
the more traditional markets where people have gone in the        OPERATOR
past. So they are growing more quickly than the others.
                                                                  The next question is from Nicolas (indiscernible).
------------------------------------------------------------
LEE BRADY  - WACHOVIA SECURITIES - ANALYST                        ------------------------------------------------------------
                                                                  NICHOLAS
You're saying you're making headway in that for '05?
                                                                  Just two questions, the first is could you give us a sense
------------------------------------------------------------      for what impact paper price changes had on your top line
PAUL REILLY  - CENVEO, INC. - CHAIRMAN, PRESIDENT & CEO           growth for commercial and resale during the quarter. And my second question is could you just give us a little bit more
Yes.                                                              color on your outlook for new account wins with respect to outsourcing type arrangements similar to what you have in
------------------------------------------------------------      American Express? Is there a large backlog of those that
LEE BRADY  - WACHOVIA SECURITIES - ANALYST                        you've marketed to, and are waiting to hear from, or just in general what is your outlook there?
Last item here just to clarify, you mentioned that 1/3 of
your locations are profit leaders. How would you categorize       ------------------------------------------------------------
the rest of your locations, the other two-thirds?                 MICHEL SALBAING  - CENVEO, INC. - SVP FINANCE, CFO

------------------------------------------------------------      On paper price increases, very difficult to identify
PAUL REILLY  - CENVEO, INC. - CHAIRMAN, PRESIDENT & CEO           specifically because there are price pressures one way.
                                                                  Naturally you would expect that if paper prices have gone up
As non-profit leaders.                                            5% to 10%, then you would expect that the sales would go up commensurately, thinking that about 30%, 35% of the sales
                                                                  price is paper. You might say that there is a 3% growth. But
------------------------------------------------------------      we haven't always seen that. Because there is a price
PAUL REILLY - CENVEO, INC. - CHAIRMAN, PRESIDENT & CEO            deflation. It is very, very hard to break it in pieces.

Lee, I was saying there actually--profit leaders in our           ------------------------------------------------------------
definition is that they exceeded their return on capital          NICHOLAS
employed, that is what makes them a profit leader.
                                                                  In terms of generalities, could you say that maybe half the
------------------------------------------------------------      growth was attributed to paper prices in general, in rough
LEE BRADY  - WACHOVIA SECURITIES - ANALYST                        terms?

I guess what I am trying to get at is how many profit losers      ------------------------------------------------------------
do you have out of the rest?                                      MICHEL SALBAING  - CENVEO, INC. - SVP FINANCE, CFO

------------------------------------------------------------      No, no. It is not nearly that.
PAUL REILLY  - CENVEO, INC. - CHAIRMAN, PRESIDENT & CEO

If you are from the school that if you don't meet your            ------------------------------------------------------------
return on capital employed you're losing money, or you are        PAUL REILLY  - CENVEO, INC. - CHAIRMAN, PRESIDENT & CEO
destroying shareholder value, then two-thirds are. Relative
to the number where cash flow is actually negative a              Its only in half of our business where we've seen any, not
handful, maybe two handfuls. And we have 90+ locations.           even half, 40% of our business where we've seen measurable increases in our raw materials.
------------------------------------------------------------
LEE BRADY  - WACHOVIA SECURITIES - ANALYST                        ------------------------------------------------------------
                                                                  MICHEL SALBAING  - CENVEO, INC. - SVP FINANCE, CFO
Okay, great. Thanks.
                                                                  Paper prices have been much more on the envelope side than they have been anywhere else. Call it, two sided coated free sheet, coated has not gone up not nearly as uncoated free
                                                                  sheet.


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------------------------------------------------------------      anybody else is. And I think there is a little bit of that.
PAUL REILLY  - CENVEO, INC. - CHAIRMAN, PRESIDENT & CEO           The other evidence we had is if you look at where our sales growth will come, it is coming in our one-stop shopping
Relative to the pipeline we have a pipeline, and there are        value proposition. And those margins -- there are some that
some people in this pipeline that have been there for awhile      are low and some that are high. It is a good spectrum of how
and there are others that are new. Our ability to predict         we price throughout our businesses.
the speed at which people come out of this pipeline is not
yet a science, so we have some people in this pipeline that       So that would be another bit of evidence that our sales
have been there almost a year and others that have just           increases are not coming. Relative to our comps we had done
entered and look very, very promising.                            some work, and in this case we are looking at actual sales dollars. We don't see on the same-store basis any of our
So we are comfortable with our ability to continue to grow        comps increasing in sales dollars similar to what we have
that business, like we have been growing it over the last         been increasing. That means taking out our acquisitions and
two years. But you really just hit the key. These are big,        taking out other people's acquisitions. So we are very, very
big decisions usually made at the senior level of a major         comfortable that certainly on the print side of the business
corporation. And sometimes you need to go through a               that our value proposition of being a one-stop shopping
budgeting process. It takes a while. We are very, very happy      store, is working. That's why I feel comfortable about the
with what we see. It is as good as it has ever been, but I        moneys we invested and the incremental selling expenses.
wouldn't say with a high level of confidence that means
exactly its going to happen next quarter either.                  ------------------------------------------------------------
                                                                  DAVID FRYE  - STANFIELD CAPITAL - ANALYST
------------------------------------------------------------
NICHOLAS                                                          But that has been I guess from your competitive perspective winning you volumes but not necessarily protecting you on
Okay thanks.                                                      the price pressure. Is that a fair characterization or am I thinking about two different segments within that business?
------------------------------------------------------------
PAUL REILLY - CENVEO, INC. -CHAIRMAN, PRESIDENT & CEO             ------------------------------------------------------------
                                                                  PAUL REILLY  - CENVEO, INC. - CHAIRMAN, PRESIDENT & CEO
Thank you Nicholas.
                                                                  I think you've got to split it between the one-stop shopping
------------------------------------------------------------      and the traditional. Not only are we seeing decreases in the
MICHEL SALBAING  - CENVEO, INC. - SVP FINANCE, CFO                traditional volumes, that is the place where we are
                                                                  experiencing most of our pricing pressures.
Next question.
                                                                  ------------------------------------------------------------
OPERATOR                                                          DAVID FRYE  - STANFIELD CAPITAL - ANALYST

The next question is from David Frye from Stanfield Capital.      So I see. So when you mentioned the two to three times
                                                                  industry growth, that was for your one-stop shopping
------------------------------------------------------------      segment, not for the commercial print overall?
DAVID FRYE  - STANFIELD CAPITAL - ANALYST
                                                                  ------------------------------------------------------------
I was hoping to explore a little bit more the 3 to 4%             PAUL REILLY  - CENVEO, INC. - CHAIRMAN, PRESIDENT & CEO
pricing pressure. I thought I heard you say that industry
volumes in that segment and in commercial were up about 3%,       It was commercial print overall, and we think our growth was
and you were two or three times that on a volume growth. So       in the 8 to 9% range real terms.
I am trying to reconcile in my own mind you are growing
volumes but you're losing on price, and are these                 ------------------------------------------------------------
competitive situations where you are underbidding to get the      DAVID FRYE  - STANFIELD CAPITAL - ANALYST
volume? Or do you think the industry is experienced a
similar kind of 3 to 4% volume? And maybe you can just give       And within that pricing was down 3 to 4%?
us some -- I mean 3 to 4% pricing pressure maybe and just
give us some more color on that please.                           ------------------------------------------------------------
                                                                  PAUL REILLY  - CENVEO, INC. - CHAIRMAN, PRESIDENT & CEO
------------------------------------------------------------
PAUL REILLY  - CENVEO, INC. - CHAIRMAN, PRESIDENT & CEO           Correct.

We don't have data for 2004, but we do know from looking at the prior two years of 2003 and 2002 that the pricing pressure that we experienced was similar to what we experienced. So we have no reason to believe that we are buying business on price more than


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------------------------------------------------------------      ------------------------------------------------------------
DAVID FRYE  - STANFIELD CAPITAL - ANALYST                         AL

Okay, great. Thank you.                                           Okay. Thank you.

                                                                  ------------------------------------------------------------
------------------------------------------------------------      MICHEL SALBAING  - CENVEO, INC. - SVP FINANCE, CFO
PAUL REILLY  - CENVEO, INC. - CHAIRMAN, PRESIDENT & CEO
                                                                  Final question Operator.
Thank you David.
                                                                  ------------------------------------------------------------
------------------------------------------------------------      OPERATOR
MICHEL SALBAING  - CENVEO, INC. - SVP FINANCE, CFO
                                                                  The final question is from Mark Cooper from Wells Capital.
Next question.
                                                                  ------------------------------------------------------------
------------------------------------------------------------      MARK COOPER  - WELLS CAPITAL - ANALYST
OPERATOR
                                                                  You referred to a number of times your return on employed
The next question is from Al (indiscernible) from Seneca          capital. What exactly can we derive that here from your
Capital.                                                          financial statements?

------------------------------------------------------------      ------------------------------------------------------------
AL                                                                PAUL REILLY  - CENVEO, INC. - CHAIRMAN, PRESIDENT & CEO

I was wondering and I may have misheard you, you mentioned        Yes, this would be working capital plus net property plant
about exploring ways to unlock shareholder value from items       equipment, plus intangible assets is the denominator. And
on your balance sheet. Is that correct? I was just wondering      the numerator is operating income. Operating income in our
if I understood you correctly and what sort of items would        case is a surrogate for EBITDA minus CapEx, either way is an
you be talking about?                                             acceptable way to do it.

------------------------------------------------------------      ------------------------------------------------------------
PAUL REILLY  - CENVEO, INC. - CHAIRMAN, PRESIDENT & CEO           MARK COOPER  - WELLS CAPITAL - ANALYST

I was referring to the process that our managers were now         EBITDA minus CapEx?
going through where they were benchmarking their results
against our profit leaders. And there is much we are              ------------------------------------------------------------
learning about how we can run these companies better; how we      PAUL REILLY  - CENVEO, INC. - CHAIRMAN, PRESIDENT & CEO
can make them stronger. And it goes the gamut from how we
price in the market, how do we sell our value added, how do       Yes, and when we talk about numbers we talk about we need a
we have commission programs, how do we man our machines, how      20% that's a pretax and we believe our cost of capital is
much supervision we have in the plant. So we are looking at       12% after-tax, so we interchangeable will use a 20% pretax
a variety of different measurements. So when you have a           is our goal or 12% after-tax as our goal.
company like ours with 90 plus locations, there are people
that do their jobs very, very well. And we're learning from       ------------------------------------------------------------
each other, and it is a rigorous accelerated process, in          MARK COOPER  - WELLS CAPITAL - ANALYST
anticipation of 2005 budget and what we see so far we really
like.                                                             Okay and then your assertion of a free cash flow of $30 to
                                                                  $50 million a year, is that as simple as us looking at your
------------------------------------------------------------      cash flow statement, taking cash flow from ops less
AL                                                                investing activities?

You also mentioned your high leverage as being maybe a            ------------------------------------------------------------
negative driver of your stock valuation. I was just               PAUL REILLY  - CENVEO, INC. - CHAIRMAN, PRESIDENT & CEO
wondering if you have any plans, aggressive plans is to
reduce leverage?                                                  No, it is the ability to pay down debt.

------------------------------------------------------------      ------------------------------------------------------------
PAUL REILLY  - CENVEO, INC. - CHAIRMAN, PRESIDENT & CEO           MARK COOPER  - WELLS CAPITAL - ANALYST

We have plans to reduce leverage. We have no plans to issue       So that is going to be?
stock if that's what you're referring to. Given where our
stock price is, the only way to get out of where we are is
to increase earnings and pay down debt. And that is the
focus of management.



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------------------------------------------------------------
PAUL REILLY  - CENVEO, INC. - CHAIRMAN, PRESIDENT & CEO

The, the, the it is after everything. We look at it as the ability to pay down debt.

------------------------------------------------------------
MARK COOPER  - WELLS CAPITAL - ANALYST

So for example right now you are at -- for the year to date you are at a $30 million cash deficit?

------------------------------------------------------------
PAUL REILLY  - CENVEO, INC. - CHAIRMAN, PRESIDENT & CEO

Correct.

------------------------------------------------------------
MARK COOPER  - WELLS CAPITAL - ANALYST

And you expect that $30 million for this year?

------------------------------------------------------------
PAUL REILLY  - CENVEO, INC. - CHAIRMAN, PRESIDENT & CEO

Let me go through the math -- at the beginning of the year we announced that we would have $35 million was our objective. Since then, we have made two decisions which have reduced that. We've spent $20 million in refinancing our bonds, which that's how we pushed out that we have no principal payments, no significant principal payments until 2012. And then we had $10 million we put into acquisitions. So we are then saying that we would expect cash this year to be reduced by $5 million. Michel in his remarks, this is based on the investments that we have made in the office products segment, and incremental sales he said we may miss that up to $10 million. What we are really saying is that we believe this year not $35 million, but our ability to pay down debt will be in the $25 million range.

------------------------------------------------------------
MARK COOPER  - WELLS CAPITAL - ANALYST

Okay. Thanks Paul.

------------------------------------------------------------
PAUL REILLY  - CENVEO, INC. - CHAIRMAN, PRESIDENT & CEO

I want to thank you everybody for your time, and we look forward to our conference call in early February. Have a great day.

------------------------------------------------------------
OPERATOR

Ladies and gentlemen, thank you for participating in today's conference. This concludes the program. You may now disconnect.
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